Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Aug 31, 2002
Payment Date	Sep 16, 2002

Calculation of Interest Expense

Index (LIBOR)	1.780000%
Accrual end date, accrual beginning date and days in Interest Period	Sep 16, 2002 Aug 15, 2002 32
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	31,479,782	49,000,000	4,900,000	13,321,952
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.000000%	2.380000%	2.780000%
Interest/Yield Payable on the Principal Balance	55,964	103,662	12,108
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	55,964	103,662	12,108
Interest/Yield Paid	55,964	103,662	12,108

Summary

Beginning Security Balance	31,479,782	49,000,000	4,900,000	13,321,952
Beginning Adjusted Balance	31,479,782	49,000,000	4,900,000
Principal Paid	7,166,689	0	0	21,952
Ending Security Balance	24,313,093	49,000,000	4,900,000	13,320,563
Ending Adjusted Balance	24,313,093	49,000,000	4,900,000
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	47,597,501	48,154,499	2,358,177
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			2,773,836
Ending OC Amount as Holdback Amount				13,320,563
Ending OC Amount as Accelerated Prin Pmts				0.00

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0876630	$0.7608536	$0.4756735
Principal Paid per $1000	$11.2260166	$0.0000000	$0.0000000